SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

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RHINO PRODUCTIONS, INC.
(Name of Registrant as Specified in its Charter)

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RHINO PRODUCTIONS, INC.

No.40-1 Dama Road,
Nanguan District, Chang Chun China 130000

INFORMATION STATEMENT
(Dated October 28, 2011)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. BY JOINT WRITTEN CONSENT IN LIEU OF A MEETING OF THE BOARD OF DIRECTORS AND SHAREHOLDERS OF RHINO PRODUCTIONS, INC., MS. YA KUN SONG, THE SOLE DIRECTOR AND PRINCIPAL SHAREHOLDER OF RHINO PRODUCTIONS, INC., HAS ADOPTED AND APPROVED AN AMENDMENT TO OUR ARTICLES OF INCORPORATION CHANGING OUR NAME TO YAKUN INTERNATIONAL INVESTMENT & HOLDING GROUP.  A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

NAME CHANGE AMENDMENT

                  This Information Statement is being furnished on or about the date first set forth above to holders of record as of the close of business on September 22, 2011 (the "Record Date") of the common stock, par value $.001 per share ("Common Stock"), of Rhino Productions, Inc., a Nevada corporation ("we, "our" or the "Company"), in connection with an amendment to Article FIRST of our Articles of Incorporation changing our name to “Yakun International Investment & Holding Group” (the “Name Change Amendment”).

The Name Change Amendment was adopted and approved by the joint written consent in lieu of a meeting of our Board of Directors and shareholders, executed on September 22, 2011 by Ya Kun Song, our sole director and the owner of 10,250,000 shares of our common stock, representing approximately 85% of our outstanding shares as of the Record Date. Our Board of Directors believes the new corporate name is more closely identifiable with our company than the existing corporate name. The approval of the Name Change Amendment by a written consent in lieu of a meeting of shareholders signed by Ms. Song as the holder of a majority of our outstanding shares of common stock is sufficient under Section 78.320 of the Nevada Revised Statutes and our bylaws to approve the Name Change Amendment. Accordingly, no proxy of our shareholders will be solicited for a vote on the Name Change Amendment and this Information Statement is being furnished to shareholders solely to provide them with certain information concerning the Name Change Amendment in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, including particularly Regulation 14C. In accordance with Regulation 14C, the Name Change Amendment will not be effected prior to the 21st day after this Information Statement is mailed to shareholders of record as of the Record Date.

Acquisition of Vast Glory Holdings Limited

On September 13, 2011, we acquired all of the outstanding shares of Vast Glory Holdings Limited, a British Virgin Islands company (“Vast Glory”), in exchange for the issuance to Ya Kun Song, the sole shareholder of Vast Glory, of 8,250,000 shares of our common stock, representing approximately 68% of our issued and outstanding shares after giving effect to the transaction (the “Acquisition”), pursuant to a Share Exchange Agreement dated September 13, 2011, with Vast Glory and Ya Kun Song (the “Exchange Agreement”). As a result of the Acquisition, Vast Glory has become our wholly-owned subsidiary.

Vast Glory owns all of the outstanding capital stock of HK Food Logistics, Ltd. (“HK Food Logistics”), a Hong Kong company.  HK Food Logistics, in turn, owns all of the outstanding capital stock of Changchun Yaqiao Business Consulting Co., Ltd. (“WFOE”), a PRC company.  WFOE has entered into a series of agreements we refer to as the “VIE Agreements” whereby WFOE controls the operations of and is entitled to receive the pre-tax profits of our variable interest entity, Changchun Decens Foods Co., Ltd., a PRC company (“Decens Foods”).  Thus, as a result of the Acquisition of Vast Glory, we have acquired the economic benefits of the operations of Decens Foods.

            Vast Glory, organized under the laws of the British Virgin Island on February 26, 2009, is a holding company which through its subsidiaries and its variable interest entity, Decens Foods, manufactures, distributes and sells retail bakery products in Jilin Province, People’s Republic of China. During 2010, Decens Foods sold approximately 5,095 tons of bakery products.  Currently, Decens Foods distributes its products through its 13 retail stores and through approximately 50 supermarkets, 250 smaller chain supermarkets and 270 convenience stores.

Prior to the Acquisition, Ya Kun Song, the president and sole shareholder of Vast Glory, owned 2,000,000 shares of our common stock, representing approximately 52% of our outstanding shares. Ms. Song is our President, Chief Executive Officer and sole director and is the chief executive officer and a director of Decens Foods.

 As a result of the Acquisition and after giving effect to the Name Change Amendment, our organizational structure is as follows:

Yakun International Investment & Holding Group (Nevada)
|
 100%
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Vast Glory Holdings Limited (BVI)
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 100%
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HK Food Logistics, Limited (Hong Kong)
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100%
Changchun Yaqiao Business Consulting Co., Ltd. or WFOE (PRC)
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(Contractual Arrangements)
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Changchun Decens Foods Co., Ltd. or VIE (PRC)

For accounting purposes, the Acquisition has been accounted for as a reverse acquisition under the purchase method for business combinations, and accordingly the Acquisition has been treated as a recapitalization of our company, with Vast Glory as the accounting acquirer. Consequently, the historical financial statements of Vast Glory are now our historical financial statements. Because Vast Glory, through a series of transactions between related parties, including the VIE Agreements, acquired Changchun Decens Foods Co., Ltd. , or Decens Foods, the financial statements of Vast Glory reflect the historical operations of Decens Foods.

  Business of Decens Foods

As a result of the Acquisition and the contractual agreements through which we control the operations of, and are entitled to the economic benefits associated with our control of Decens Foods, we are a leading manufacturer and distributor of bakery products in Jilin Province, China. We manufacture and distribute bakery products under the brand name “DingFengZhen,” which we believe was first used in 1911.  In addition to a large variety of traditional Chinese bakery products, including breads, cookies, cakes, zong-zi, pastries and other items prepared and sold on a daily basis, we feature moon cakes and other specialty holiday products prepared and sold in decorative boxes suitable for gift giving. In addition, we offer a line of western-flavored bakery products and sell a variety of ancillary food products such as ice cream, soda and other products.  We divide our products into 15 categories which include more than 600 varieties. We sell our products at 13 retail stores which we operate and through approximately 50 supermarkets, 250 small chain supermarkets and 270 convenience stores. Our products are available in most major areas in Jilin Province, where we sell most of our bakery products. During 2010, approximately 37% of our bakery products were sold at our retail locations, approximately 24% were sold to supermarkets and chain supermarkets, approximately 18% were sold through convenience stores, approximately 17% were sold through the mails primarily during holiday seasons and approximately 4% were sold through wholesale distributors.

Our principal executive office is located at No.40-1, Dama Road, Nanguan District, Chang Chun, People's Republic of China. The telephone number at our principal executive office is (+86)43188738636.

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

             The following table sets forth, as of September 22, 2011, the number of shares of our common stock beneficially owned by (i) each person or entity known to us to be the beneficial owner of more than 5% of the outstanding common stock; (ii) our sole director and chief executive officer and (iii) all of our officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using beneficial ownership concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be the beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date of this report have been exercised. Except as noted below, each person has sole voting and investment power. As of September 22, 2011, we had outstanding 12,059,600 shares of common stock.

Name of Shareholder	Amount and Nature of Beneficial Ownership	Percent of Class
Our Directors and Executive Officers:
Yakun Song	10,250,000	84.99%

All Directors and Executive Officers as a group (one person owning shares)	10,250,000	84.99%

Other Owners of More than 5% of Common Stock:
Sage Explorer Holding Limited	1,000,000	8.29%
Rui Mai*	1,000,000	8.29%
_____________
* Rui Mai is the president and sole shareholder of Sage Explorer Holding Limited and has sole voting and dispositive power with respective to the shares owned by Sage Explorer Holding Limited.

AVAILABLE INFORMATION

           We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. These filings are available to the public on the Internet at the SEC's web site, http://www.sec.gov. The SEC's web site contains reports, proxy statements and other information regarding issuers, like us, that file these reports, statements and other documents electronically with the SEC.  You can also read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the SEC's Public Reference Section at that address. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the Public Reference Room.

October 28, 2011	By order of the Board of Directors,

Yakun Song Chair of the Board